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                                                                  EXHIBIT 10.1.2
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               THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT
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         THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement")
is made as of the 29th day of June, 1999, by GLASSTECH, INC., a corporation organized under the laws of Delaware (the "Borrower"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), formerly "NationsBank, N.A.".


                                    RECITALS
                                    --------


         A. The Borrower and the Lender entered into a Financing and Security Agreement dated July 2, 1997 (the same, as amended by (i) that certain First Amendment to Financing and Security Agreement dated as of October 29, 1997 and
(ii) that certain Second Amendment to Financing and Security Agreement dated as of December 31, 1998 and as amended, modified, substituted, extended, and renewed from time to time, the "Financing Agreement"). The Financing Agreement provides for agreements between the Borrower and the Lender with respect to the "Loans" (as defined in the Financing Agreement), including a revolving credit facility in an amount not to exceed $10,000,000.


         B. The Borrower has requested that the Lender amend certain financial covenants contained in the Financing Agreement.


         C. The Lender is willing to agree to the Borrower's request on the condition that this Agreement be executed.


                                   AGREEMENTS
                                   ----------


         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:


         1. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.


         2. The Borrower represents and warrants to the Lender as follows:


                  (a) The Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification and in which the failure to qualify would materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.

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                  (b) The Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.


                  (c) The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.


                  (d) All of the Borrower's representations and warranties contained in the Financing Agreement are true and correct on and as of the date of the Borrower's execution of this Agreement, except that the representations and warranties which relate to financial statements which are referred to in
Section 4.1.11 of the Financing Agreement, shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to
Section 6.1.1 (Financial Statements) of the Financing Agreement.


                  (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents.


         3. The definition of "Post Default Rate" in Section 1.1 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                          "Post-Default Rate" means the Base Rate in effect from time to time plus 200 basis points.


         4. The following are hereby added as new definitions to Section 1.1 of the Financing Agreement:


                          "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.


                          "Borrowing Base" has the meaning described in Section
         2.1.7 (Borrowing Base).


                          "Borrowing Base Deficiency" has the meaning described in 2.1.7 (Borrowing Base).


                           "Borrowing Base Report" has the meaning described in
         Section 2.1.8 (Borrowing Base Report).


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                            "Eligible Inventory" means that portion of the
         Borrower's parts inventory consisting solely of (i) ceramic roll grinding inventory; (ii) spare parts inventory consisting of parts for which specific, firm purchase orders exist; and (iii) furnace supply inventory consisting of parts of standard manufacture and not specialized for the Borrower's business, to the extent the same such inventory is held by the Borrower for sale in the ordinary course of business, valued at the lowest of the Borrower's net purchase cost or net manufacturing cost, any ceiling prices which may be established by any Law of any Governmental Authority or prevailing market value, excluding, however, any Inventory which consists of:


                    (a) any goods located outside of the United States,

                    (b) any goods located outside of a state in which the Lender has properly and unavoidably perfected its security interests by filing in that state, free and clear of all other Liens,

                    (c) any goods not in the actual possession of the Borrower, except to the extent provided in subsection (d) below,

                    (d) any goods in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee, warehouseman, consignee or similar third party has entered into an agreement with the Lender in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Lender's Lien on such goods and to such other terms and conditions as may be required by the Lender, PROVIDED, HOWEVER, that, so long as the Borrower is using its continuing reasonable efforts to obtain such a waiver from its landlord at Ampointe Industrial Complex, Perrysburg, Ohio 43551, the inventory at that location shall not be excluded from the "Eligible Inventory" on account of this clause (d),

                    (e) any goods located on premises leased or rented to the Borrower or otherwise not owned by the Borrower, unless the Lender has received a waiver and consent from the lessor, landlord and/or owner, in form and substance satisfactory to the Lender and from any mortgagee of such lessor, landlord or owner to the extent required by the Lender,

                    (f) any goods the sale or other disposition of which has given rise to a Receivable,

                    (g) any goods which fail to meet all standards and requirements imposed by any Governmental Authority over such goods, their production, storage, use or sale,

                    (h) work-in-process, supplies, displays, packaging and promotional materials,


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                (i) (1) any goods as to which the Lender determines in the reasonable exercise of its discretion at any time are not in good condition or are defective, unmerchantable or obsolete and (2) blank ceramic rolls that have not been sold for over two (2) years and other goods that have not been sold for over one (1) year, and

                    (j) any goods which the Lender in the reasonable exercise of its discretion has deemed to be ineligible because the Lender otherwise considers the collateral value to the Lender to be impaired or its ability to realize such value to be insecure.

                        "Eligible Progress Billing" means the collective reference to accounts of the Borrower arising with respect to the sale of (A) glass bending and tempering/annealing systems or (B) retrofits or component subsystems of such systems, all manufactured by the Borrower, such accounts consisting solely of progress billings due with respect to such systems, retrofits and subsystems that have been shipped to the Account Debtor, but not finally accepted by the Account Debtor.


                        "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions reasonably established by the Lender) payable in United States Dollars by the Borrower, provided each account arises (i) following the completion of installation and demonstration of (A) glass bending and tempering/annealing systems or
         (B) retrofits or component subsystems of such systems, and all other requirements for final payment under the applicable contracts, (ii) from trade receivables arising from sales of inventory relating to or from service of machinery manufactured by the Borrower, or (iii) from Eligible Progress Billings and conforms and continues to conform to the following criteria to the reasonable satisfaction of the Lender:


                        (a) the account arose in the ordinary course of the Borrower's business from a bona fide outright sale of goods by the Borrower (except that in the case of Eligible Progress Billings, such sale may not be complete) or from services performed by the Borrower;


                        (b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor, although further performance will be required under contracts related to Eligible Progress Receivables;

                        (c) the account is based upon an enforceable order or contract, written or oral, for goods shipped or for services performed, and the same were shipped or performed in accordance with such order or contract,


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         although further performance will be required under contracts related to Eligible Progress Receivables;

                        (d) if the account arises from the sale of goods, the goods the sale of which gave rise to the account have been shipped or delivered to the Account Debtor on an absolute sale basis (although further performance will be required under contracts related to Eligible Progress Receivables) and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

                        (e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                        (f) the account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance and containing only terms normally offered by the Borrower;

                        (g) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery;


                        (h) except with respect to the Account Debtors identified on Schedule 1.1 attached to and made a part of this Agreement, the account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;


                        (i) only with respect to the Account Debtors identified on Schedule 1.1 attached to and made a part of this Agreement, the account is not outstanding more than one hundred twenty (120) days from the date of the invoice therefor or past due more than ninety (90) days after its due date, which shall not be later than sixty (60) days after the invoice date;

                        (j) the account is not owing by any Account Debtor for which the Lender has, in accordance with this Agreement, deemed fifty percent (50%) or more of such Account Debtor's other accounts due to the Borrower to be non-Eligible Receivables;

                        (k) the account is not owing by an Account Debtor whose accounts owing to the Borrower in the aggregate exceed in the aggregate the credit limit determined by Lender in its reasonable discretion, but only to the extent such accounts exceed such limit;


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                        (l) the Account Debtor has not returned, rejected or
         refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale or furnishing of which the account arose;

                        m) the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

                        (n) the Account Debtor is not a Subsidiary or Affiliate of the Borrower or an employee, officer, director or shareholder of the Borrower or any Subsidiary or Affiliate of the Borrower;

                        (o) except for the Account Debtors identified on
         SCHEDULE 1.1 or except to the extent the account is secured by a letter of credit that has been assigned to the Lender, is subject to a first Lien security interest in favor of the Lender, and is in the Lender's possession, the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America;

                        (p) as to which none of the following events has occurred with respect to the Account Debtor on such account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                        (q) the Account Debtor is not a Governmental Authority;


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                        (r) the Borrower is not indebted in any manner to the
         Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by the Borrower in the ordinary course of its business, although further performance will be required under contracts related to Eligible Progress Receivables;

                        (s) the account does not arise from services under or related to any warranty obligation of the Borrower or out of service charges, finance charges or other fees for the time value of money;

                        (t) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;

                        (u) the title of the Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

                        (v) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the Borrower's obligations in respect of the underlying contract;

                        (w) the Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the Obligations;

                        (x) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Borrower to the Lender of the account arising from such contract or order;

                        (y) the account is subject to a Lien in favor of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;


                        (z) the goods giving rise to the account were not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

                        (aa) except for Eligible Progress Billings, no part of the account represents a progress billing or a retainage;

                        (bb) the Lender in the good faith exercise of its discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such account to the Lender to be impaired or its ability to realize such value to be insecure; and


                        (cc) if the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to


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         permit the Borrower to seek judicial enforcement in such state of payment of such Account, the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

                           "Senior Liabilities" means for any period of determination thereof an amount equal to the total of the aggregate amount of all of the Obligations and other Liabilities other than the Senior Notes.


                           "Tangible Capital Funds" means for any date of determination thereof the total of Tangible Net Worth plus the outstanding principal balance of the Senior Notes.


                           "Tangible Net Worth" means as to the Borrower and its Subsidiaries at any date of determination thereof, the sum at such time of: Net Worth less the total of (a) all Assets which would be classified as intangible assets under GAAP consistently applied, (b) leasehold improvements, (c) applicable reserves, allowances and other similar properly deductible items to the extent such reserves, allowances and other similar properly deductible items have not been previously deducted by the Lender in the calculation of Net Worth, (d) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender, and (e) the amount of all loans and advances to, or investments in, any Person, excluding Cash Equivalents and deposit accounts maintained by the Borrower or its Subsidiaries with any financial institution.


         5. The third paragraph of Section 2.1.1 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by the Borrower from time to time provided that after giving effect to the Borrower's request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the then most current Borrowing Base.


         6. Section 2.1.2 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           The Borrower may borrow, prepay and reborrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than noon (Baltimore time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3)


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         Business Days after the making of the requested Revolving Loan. In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan, and to establish, without duplication, reserves against the Borrowing Base, which the Lender, in its reasonable discretion, deems necessary to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, any of the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount or the Borrowing Base.


         7. Section 2.1.6 (Early Termination Fee) of the Financing Agreement is hereby deleted in its entirety without renumbering. References in the Financing Agreement to the "Early Termination Fee" shall be of no further force or effect.


         8. The following are hereby added as new subsections to Section 2.1 of the Financing Agreement:


                           2.1.7    BORROWING BASE.


                           As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty five percent (85%) of the amount of Eligible Receivables, PLUS (b) the lesser of $1,000,000 or twenty percent (20%) of the amount of Eligible Inventory, PLUS (c) eighty percent (80%) of the orderly liquidation value of Equipment; PLUS (d) one hundred percent (100%) of the forced liquidation value of the Mortgaged Property; PLUS (e) the lesser of $5,000,000 or twenty-five percent (25%) of the fair market value of the United States Patents subject to the duly recorded Assignment of Patents; MINUS (f) $150,000 times the number of the Borrower's fiscal quarters ending after September 30, 1999 and on or prior to the date of the computation of the Borrowing Base. The values described in clauses
         (c), (d) and (e) (the appraisal required by clause (e) having not yet been made) shall be determined by appraisals prepared for the Lender from time to time by appraisers satisfactory to the Lender and shall include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders and shall be subject to internal review by the Lender. At the time of any sale, other disposition or addition of Equipment with a fair market of $100,000 or more that changes the value used in computing clause (c) above, the Borrower shall so notify the Lender, identify the applicable Equipment and the orderly liquidation value thereof (which, in the case of additions, shall be accompanied by an appraisal meeting the requirements of the preceding sentence). The Lender shall thereupon adjust the amount applicable under clause (f) above pro rata based on the changes to Equipment and so notify the Borrower.


                           The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to, and accepted by, the Lender in its reasonable discretion. In the event the Borrower shall fail to furnish a Borrowing


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         Base Report required by Section 2.1.8 (Borrowing Base Report), or in the event the Lender reasonably believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, continue, suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by the amount of any Receivable or any Inventory which was included in the Borrowing Base but which the Lender determines, in accordance with this Agreement, fails to meet the respective criteria applicable from time to time for Eligible Receivables or Eligible Inventory.


                           If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to the Lender.


                           2.1.8    BORROWING BASE REPORT.


                           The Borrower will furnish to the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed, (x) no less frequently than MONTHLY (i) as of the last day of October, November and December, 1999 and (ii) as of the last day of each other month during which any amount shall be outstanding under the Revolving Loans in excess of that permitted under the aggregate of clauses (c), (d), and (e) of the definition of "Borrowing Base," and, otherwise, no less frequently than QUARTERLY, and (y) at the time of requesting an advance under the Revolving Loans in excess of that permitted under the aggregate of clauses (c), (d), and (e) of the definition of "Borrowing Base" if no Borrowing Base Report has been furnished as of the end of the month preceding the month in which the advance is requested, and (z) at such other times as may be reasonably requested by the Lender. The Borrowing Base Report shall contain the amount and payments on the Receivables, the value of Inventory, other property components included in the definition of "Borrowing Base" and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time reasonably request. Upon the Lender's reasonable request upon the creation of any Receivables or at such other intervals as the Lender may reasonably require, the Borrower will provide the Lender with: (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding any of the Receivables and the Inventory as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, certified as true and correct by a Responsible Officer (or by any other officers or employees of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so), and


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         delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The failure of the Borrower to deliver any such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender on the Collateral.


                           2.1.9    MANDATORY PREPAYMENTS OF REVOLVING LOAN.


                           The Borrower shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.7 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency.


         9. Section 2.2.1 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount, or (ii) the most current Borrowing Base and
         (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Five Million Dollars ($5,000,000).


         10. Section 2.2.2 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           2.2.2 LETTER OF CREDIT FEES. At the opening of each Letter of Credit, there shall be due from the Borrower to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to 200 basis points per annum of the amount of the Letter of Credit, based on a term beginning with the date of issuance and ending on the expiration date of the Letter of Credit. Such Letter of Credit Fees shall be paid quarterly, in arrears, on the last day of each March, June, September and December. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement, which shall be no greater than the fees therefor customarily charged by the Lender; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement.

         11. Section 2.3.1(c) of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           (c) The Applicable Margin for (i) LIBOR Loans shall be 250 basis points per annum, and (ii) Base Rate Loans shall be 50 basis points per annum.


         12. Section 2.3.5 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           2.3.5    PAYMENT OF INTEREST.


                           (a) Unpaid and accrued interest on any advance of the Revolving Loan which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).


                           (b) Unpaid and accrued interest on any LIBOR Loan shall be paid (i) monthly, in arrears, on the first day of each calendar month, commencing October 1, 1999, and (ii) on the last Business Day of each Interest Period for such LIBOR Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.


         13. The following is hereby added to the Financing Agreement as new
Section 4.1.25:


                           4.1.25   COMPLIANCE WITH ELIGIBILITY STANDARDS.


                           To the best of the Borrower's knowledge, each Account, all Inventory and all other property components included in the calculation of the Borrowing Base meet and comply with all of the standards for Eligible Receivables, Eligible Inventory and such other components. With respect to those Accounts which the Lender has deemed Eligible Receivables to the best of the Borrower's knowledge, (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to the Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.


         14. The following is hereby added to the Financing Agreement as new
Section 5.2.5:


                           5.2.5    BORROWING BASE.


                           The Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.8 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrower shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be reasonably requested by the Lender, and the Borrower shall be in compliance with the provisions of Section 2.1.8 (Borrowing Base Report) both immediately before and immediately after the making of the advance requested.


         15. Subsections (c) and (d) of Section 6.1.1 of the Financing Agreement are hereby deleted in its entirety, and the following is substituted in their place:


                           (c) MONTHLY STATEMENTS AND CERTIFICATES. The Borrower shall furnish to the Lender as soon as available, but in no event more than forty-five (45) days after the end of each month that is also the end of a fiscal quarter and not more than thirty (30) days after the end of each other month, a financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such month and consolidated statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such month, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is tested at the end of the period reported and a certification that no material change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                           (d) OTHER MONTHLY REPORTS. The Borrower shall furnish to the Lender within thirty (30) days after the end of each month, a report containing the following information:

                           (i) a summary aging schedule of all Receivables by
                  Account Debtor, and accompanied by such supporting information as the Lender may from time to time reasonably request;

                           (ii) a summary aging of all accounts payable;

                           (iii) a listing of all Inventory by component and
                  category, in such detail, and accompanied by such supporting information as the Lender may from time to time reasonably request; and

                           (iv) such other information as the Lender may
                  reasonably request.


         16. Section 6.1.15 of the Financing Agreement is hereby deleted in its entirety, and the following is substituted in its place:


                           6.1.15   FINANCIAL COVENANTS.

                           (a) FIXED CHARGE COVERAGE RATIO. The Borrower will maintain, tested for each four (4) quarter period ending as of the last day of each of the Borrower's fiscal quarters commencing June 30, 1999, a Fixed Charge Coverage Ratio of not less than the following:


-------------------------------------------------------------------------------
              Period Ending                               Ratio
-------------------------------------------------------------------------------
              June 30, 1999                            0.82 to 1.0
-------------------------------------------------------------------------------
           September 30, 1999                          0.55 to 1.0
-------------------------------------------------------------------------------
            December 31, 1999                          0.53 to 1.0
-------------------------------------------------------------------------------
             March 31, 2000                            0.62 to 1.0
-------------------------------------------------------------------------------
              June 30, 2000                            0.81 to 1.0
-------------------------------------------------------------------------------
    September 30, 2000 and thereafter                  1.00 to 1.0
-------------------------------------------------------------------------------


                           (b) SENIOR LIABILITIES TO TANGIBLE CAPITAL FUNDS. The Borrower will maintain, tested as of the last day of each of the Borrower's fiscal quarters commencing June 30, 1999, a ratio of Senior Liabilities to Tangible Capital Funds of not more than the following:

-------------------------------------------------------------------------------
              Period Ending                               Ratio
-------------------------------------------------------------------------------
              June 30, 1999                            1.70 to 1.0
-------------------------------------------------------------------------------
           September 30, 1999                          1.60 to 1.0
-------------------------------------------------------------------------------
            December 31, 1999                          2.24 to 1.0
-------------------------------------------------------------------------------
       March 31 and June 30, 2000                      2.00 to 1.0
-------------------------------------------------------------------------------
   September 30 and December 31, 2000;                 1.90 to 1.0
       March 31 and June 30, 2001
-------------------------------------------------------------------------------
    September 30, 2001 and thereafter                  1.35 to 1.0
-------------------------------------------------------------------------------

         17. Notwithstanding any other provision of this Agreement, the Borrower acknowledges and agrees that the Lender shall have no obligation at any time to include in the Borrowing Base any Patents unless and until the Assignment of Patents has been recorded.

         18. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel and all recording fees, taxes and charges.

         19. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by facsimile. Any party which chooses to deliver its signature by facsimile agrees to provide a counterpart of this Agreement with its inked signature promptly to each other party.


         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS:                                     BANK OF AMERICA, NATIONAL ASSOCIATION, formerly
                                             "NationsBank, N.A."



  /s/ Cherilyn Sauers                        By:    /s/ Melba B. Quizon   (SEAL)
------------------------------               -----------------------------------
                                                  Name: Melba B. Quizon
                                                  Title Vice President

WITNESS:                                     GLASSTECH, INC.



  /s/ Kenneth H. Wetmore                     By:    /s/ Diane S. Tymiak   (SEAL)
------------------------------               -----------------------------------
                                                  Name: Diane S.Tymiak
                                                  Title: Vice President,
                                                         Treasurer and Chief
                                                         Financial Officer

                                  Schedule 1.1

         The Account Debtors referred to in the clauses (h), (i) and (o) of the definition of "Eligible Receivables" are:

                          Asahi Glass Group
                          Central Glass Group
                          Compaigne de Saint-Gobain Group
                          DaimlerChrysler Group
                          Ford Motor Company Group
                          *Guardian Glass Group
                          *Hankuk Glass Group
                          *Keumkang Chemical Group
                          Nippon Sheet Glass Group
                          PPG Industries Group
                          Pilkington Group

provided, however, that an Account Debtor with an "*" by its name shall not qualify for the exceptions under clauses (h), (i) and (o) of the definition of "Eligible Receivables" until the Lender completes its due diligence for that Account Debtor.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE
                             ----------------------
                           (QUARTER END AND YEAR END)


         THIS CERTIFICATE is made as of __________________, _________, by
GLASSTECH, INC., a corporation organized under the laws of Delaware (the "Borrower"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), formerly "NationsBank, N.A.," pursuant to Section 6.1.1(c) of the Financing and Security Agreement dated October 29, 1997, (as amended by (i) that certain First Amendment to Financing and Security Agreement dated as of October 29, 1997, (ii) that certain Second Amendment to Financing and Security Agreement dated as of December 31, 1998, and (iii) Third Amendment to Financing and Security Agreement dated June 29, 1999, and as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.


         I, ____________________, hereby certify that I am the ______________ of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:


         1. This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.


         2. This Certificate accompanies the _____________ financial statements for the period ended ___________________, ____ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).


         3. As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant in Financing Agreement.


         4. No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with Schedule 2, contains a listing of all of the Borrower's Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).


         5. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.


         6. On the date hereof, the representations and warranties contained in
Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 of the Financing Agreement, shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of the Financing Agreement.


         WITNESS my signature this _____ day of ____________, _______.



                                     ------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE
                                    (MONTHLY)

         THIS CERTIFICATE is made as of __________________, _________, by
GLASSTECH, INC., a corporation organized under the laws of Delaware (the "Borrower"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), formerly "NationsBank, N.A.," pursuant to Section 6.1.1(c) of the Financing and Security Agreement dated October 29, 1997, (as amended by (i) that certain First Amendment to Financing and Security Agreement dated as of October 29, 1997, (ii) that certain Second Amendment to Financing and Security Agreement dated as of December 31, 1998, and (iii) Third Amendment to Financing and Security Agreement dated June 29, 1999, and as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.


         I, ____________________, hereby certify that I am the ______________ of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:


         1. This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.


         2. This Certificate accompanies the monthly financial statements for the period ended ___________________, ____ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to Section 6.1.1(c) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).


         3. No material change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate.


         4. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.


         5. On the date hereof, the representations and warranties contained in
Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 of the Financing Agreement, shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of the Financing Agreement.

         WITNESS my signature this _____ day of ____________, _______.



                                           ------------------------------
                                           Name:
                                           Title: